Exhibit 10.22

EXECUTION VERSION

WAIVER AGREEMENT

WAIVER AGREEMENT, dated as of July 18, 2014 (this “Waiver Agreement”), among Rental Car Finance Corp., a special purpose Oklahoma corporation (“RCFC”), Dollar Thrifty Automotive Group, Inc.,  a Delaware corporation (“DTAG”), DTG Operations, Inc., an Oklahoma corporation (“DTG”), The Hertz Corporation, a Delaware corporation (“Hertz”), and acknowledged and agreed to by Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”) and Master Collateral Agent (the “Master Collateral Agent”).  Reference is made to (i) that certain Amended and Restated Base Indenture, dated as of February 14, 2007 (as amended prior to the date hereof, the “Base Indenture”), between RCFC and the Trustee, (ii) that certain Series 2011-1 Supplement, dated as of July 28, 2011 (as amended prior to the date hereof, the “Series 2011-1 Supplement”, and together with the Base Indenture, the “Indenture”), and (iii) that certain Master Motor Vehicle Lease and Servicing Agreement (Group VIII), dated as of July 28, 2011 (as amended prior to the date hereof, the “Lease”), among RCFC, DTAG, DTG and Hertz and acknowledged by the Master Collateral Agent.  Unless otherwise specified, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture and, if not defined therein, in the Lease.

RECITALS

WHEREAS, RCFC has previously issued (i) Series 2011-1 2.51% Rental Car Asset Backed Notes, Class A (the “Class A Notes”); (ii)  Series 2011-1 4.38%% Rental Car Asset Backed Notes, Class B (the “Class B Notes”, and together with the Class A Notes, the “Series 2011-1 Notes”); and (iii) RCFC Series 2011-2 3.21% Rental Car Asset Backed Notes (the “Series 2011-2 Notes”);

WHEREAS, RCFC has received each of (i) valid and unrevoked consents to enter into this Waiver Agreement from Class A Noteholders holding in excess of 50% of the Class A Invested Amount, excluding Series 2011-1 Notes held by RCFC or any Affiliate of RCFC, (ii) valid and unrevoked consents to enter into this Waiver Agreement from Series 2011-1 Noteholders holding in excess of 50% of the Series 2011-1 Invested Amount, excluding Series 2011-1 Notes held by RCFC or any Affiliate of RCFC, and (iii) the consent of the holder of the Series 2011-2 Notes to enter into this Waiver Agreement;

WHEREAS, in connection with Hertz’s acquisition of DTAG, pursuant to a Performance Guaranty, dated November 20, 2012, Hertz irrevocably and unconditionally guaranteed the due and punctual performance of all of DTAG’s obligations as Guarantor and Master Servicer under the Lease;

WHEREAS, Hertz previously announced that it would delay filing its 10-Q for the fiscal quarter ended March 31, 2014 (the “March 2014 Quarterly Financial Statements”);

WHEREAS, Hertz has not furnished (or caused to be furnished) the March 2014 Quarterly Financial Statements as of the date of this Waiver Agreement;

WHEREAS, the failure of Hertz to furnish (or cause to be furnished) the March 2014 Quarterly Financial Statements (and the lapse of the applicable cure period) has resulted in a Lease Event of Default under the Lease and Potential Amortization Events under the Indenture;

WHEREAS, as part of the process of completing the March 2014 Quarterly Financial Statements, Hertz will be restating its financial statements with respect to fiscal year 2011 and will be revising its financial statements with respect to fiscal years 2012 and 2013, which revisions may require a restatement of those financial statements (any such revisions or restatements, collectively, the “Restatement”);

WHEREAS, due to the Restatement, Hertz will not be furnishing, or causing any other person to furnish, any financial statements, including the March 2014 Quarterly Financial Statements, the quarterly financial statements for the fiscal quarter ending June 30, 2014 and the quarterly financial statements for the fiscal quarter ending September 30, 2014 (such financial statements for the fiscal quarters ending June 30, 2014 and September 30, 2014, the “Future THC Financial Statements”), until after it has completed its review of its financial records for fiscal years 2011, 2012 and 2013;

WHEREAS, the Restatement, together with any failure to furnish (or cause to be furnished) any of the March 2014 Quarterly Financial Statements or the Future THC Financial Statements prior to December 31, 2014, are collectively referred to herein as the “Specified Events”;

WHEREAS, with respect to any potential default, default, potential amortization event, amortization event and any other similar event or condition, however described, including without limitation any Potential Lease Event of Default, Lease Event of Default, Potential Amortization Event, Amortization Event and Limited Liquidation Event of Default, in any such case, directly or indirectly arising out of or in connection with the Specified Events, subject to certain exceptions, RCFC has received each of (i) waivers in respect of each such event or condition from Class A Noteholders holding in excess of 50% of the Class A Invested Amount, excluding Series 2011-1 Notes held by RCFC or any Affiliate of RCFC, and (ii) waivers in respect of each such event or condition from Series 2011-1 Noteholders holding in excess of 50% of the Series 2011-1 Invested Amount, excluding Series 2011-1 Notes held by RCFC or any Affiliate of RCFC;

WHEREAS, written notice of the waivers specified in the immediately preceding recital has been furnished to the Trustee and the Master Collateral Agent, which notice is attached as Annex A hereto and is comprised of the RCFC Consent Solicitation Statement, dated June 30, 2014 (the “Consent Solicitation Statement”), with respect to such waivers and the confirmation of the results thereof by D.F. King & Co, Inc., as tabulation agent in respect of such Consent Solicitation Statement;

WHEREAS, with respect to any potential default, default, potential amortization event, amortization event and any other similar event or condition, however described, including without limitation any Potential Lease Event of Default, Lease Event of Default, Potential Amortization Event, Amortization Event and Limited Liquidation Event of Default, in any such case, directly or indirectly arising out of or in connection

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with the Specified Events, subject to certain exceptions, RCFC has received waivers in respect of each such event of condition from the sole holder of the Series 2011-2 Notes;

WHEREAS, written notice of the waivers specified in the immediately preceding recital has been furnished to the Trustee and the Master Collateral Agent, which notice is attached as Annex B hereto and is comprised of a waiver agreement executed by, inter alia, the sole holder of the Series 2011-2 Notes;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

SECTION 1.                            Waiver.  RCFC, as Lessor, hereby expressly waives any Potential Lease Event of Default or Lease Event of Default, in any such case, directly or indirectly arising out of or in connection with the Specified Events; provided that, RCFC does not hereby waive any other Lease Events of Default, such as those (i) arising in connection with the bankruptcy of RCFC, DTAG or Hertz, whether or not any such events or conditions are related to the Specified Events, or (ii) arising in connection with breaches of representations, warranties or covenants that are, in any such case, not related to the Specified Events.

SECTION 2.                            Restatement. For the avoidance of doubt, none of this Waiver Agreement or any document furnished in connection therewith constitutes an acknowledgement by any of RCFC or any of its Affiliates that a Restatement, if any, would result in any Potential Lease Event of Default, Lease Event of Default, Potential Amortization Event, Amortization Event or Limited Liquidation Event of Default, and each of RCFC and each of its Affiliates reserves all of its rights under the Related Documents in connection therewith.

SECTION 3.                            Governing Law.  THIS WAIVER AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS WAIVER AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

SECTION 4.                            Entire Agreement.  This Waiver Agreement constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes any prior agreements, whether written or oral with respect to the subject matter hereof.  This Waiver Agreement cannot be amended, supplemented or otherwise modified without the written agreement of each party hereto.

SECTION 5.                            Effectiveness.  This Waiver Agreement shall be effective upon its execution and delivery by all the parties hereto.

SECTION 6.                            Counterparts.  This Waiver Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be

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deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Waiver Agreement.

SECTION 7.                            Trustee and Master Collateral Agent.  The Trustee and Master Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Waiver Agreement or the due execution thereof by RCFC, DTAG, DTG and Hertz.  The recitals of fact contained herein shall be taken as the statements solely of RCFC, DTAG, DTG and Hertz, and the Trustee and Master Collateral Agent assume no responsibility for the correctness thereof.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

RENTAL CAR FINANCE CORP.

By:	/s/ R. Scott Massengill
Name:	R. Scott Massengill
Title:	Assistant Treasurer

THE HERTZ CORPORATION

By:	/s/ R. Scott Massengill
Name:	R. Scott Massengill
Title:	Senior Vice President and Treasurer

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By:	/s/ R. Scott Massengill
Name:	R. Scott Massengill
Title:	Assistant Treasurer

DTG OPERATIONS, INC.

By:	/s/ R. Scott Massengill
Name:	R. Scott Massengill
Title:	Assistant Treasurer

Acknowledged and Agreed:

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee and Master Collateral Agent

By:	/s/ Irene Siegel
Name:	Irene Siegel
Title:	Vice President

By:	/s/ Sadie Richards
Name:	Sadie Richards
Title:	Associate

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ANNEX A

Consent Solicitation Statement
June 30, 2014

RENTAL CAR FINANCE CORP.

SERIES 2011-1

Solicitation of Consents to Waivers of Potential Lease Event of Default, Lease Event of Default, Potential Amortization Event, Amortization Event and Limited Liquidation Event of Default

Record Date 5:00 P.M., New York City time, on June 27, 2014	Expiration Time 5:00 P.M., New York City time, on July 14, 2014

Deutsche Bank Securities Solicitation Agent	D. F. King & Co., Inc. Tabulation Agent & Information Agent

Consent Fee: $0.35 per $1,000 in Principal Amount of Solicited Notes (subject to conditions contained herein)

THE CONSENT SOLICITATION WILL EXPIRE AT THE EXPIRATION TIME.  HOLDERS MUST VALIDLY DELIVER CONSENTS AT OR BEFORE THE EXPIRATION TIME IN ORDER TO BE ELIGIBLE TO RECEIVE THE CONSENT FEE.  CONSENTS MAY BE REVOKED AT OR PRIOR TO THE EARLIER OF THE EXPIRATION TIME AND THE EFFECTIVE DATE.  RENTAL CAR FINANCE CORP. MAY, IN ITS SOLE DISCRETION, TERMINATE, EXTEND OR AMEND THE CONSENT SOLICITATION AT ANY TIME.

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TABLE OF CONTENTS

SOLICITED NOTES	1
INTRODUCTION	1
SUMMARY	4
BACKGROUND	1
PROPOSED WAIVERS	2
CERTAIN SIGNIFICANT CONSIDERATIONS	3
SOLICITATION PROCEDURES	5
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	9
TABULATION AGENT AND INFORMATION AGENT	13
SOLICITATION AGENT	14
EXPENSES	15
MISCELLANEOUS	15
STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	15
IMPORTANT NOTICE	16
CONSENT SOLICITATION STATEMENT	18

SOLICITED NOTES

Reference is made herein to the following securities issued by RCFC, which are collectively referred to as the “Solicited Notes”:

Description of Securities	CUSIP	ISIN	Outstanding Principal Amount as of June 27, 2014
Series 2011-1 2.51% Rental Car Asset Backed Notes, Class A	760106 AY0 (144A) U76017 AX7 (Reg S)	US760106AY02 (144A) USU76017AX70 (Reg S)	$420,000,000
Series 2011-1 4.38%% Rental Car Asset Backed Notes, Class B	760106 AZ7 (144A) U76017 AY5 (Reg S)	US760106AZ76 (144A) USU76017AY53 (Reg S)	$80,000,000
Total:			$500,000,000

For the avoidance of doubt, the consent of the Series 2011-2 Noteholder is not being solicited by this Statement.

INTRODUCTION

Holders are requested to read and carefully consider the information contained herein and to deliver their Consent to the Proposed Waivers by properly completing, executing and delivering the accompanying Consent Form in accordance with the instructions set forth herein and therein.

Rental Car Finance Corp. (the “Company,” “RCFC,” “our,” “we” or “us”), hereby solicits consents to:

(i) the waiver of a Potential Lease Event of Default and Lease Event of Default (collectively, the “Lease Waiver”) under the Master Motor Vehicle Lease and Servicing Agreement (Group VIII), dated as of July 28, 2011 (as amended and restated as of the date hereof, the “Lease”), among RCFC, as lessor, DTG Operations, Inc., as lessee and servicer (“DTG”), those additional lessees party thereto from time to time and Dollar Thrifty Automotive Group, Inc. (“DTAG”), as master servicer and guarantor; and

(ii) the waiver of Potential Amortization Events, Amortization Events and Limited Liquidation Events of Default (collectively, the “Indenture Waiver”) under the Series 2011-1 Supplement, dated as of July 28, 2011 (as amended and restated as of the date hereof, the “Series 2011-1 Supplement”), to the Amended and Restated Base Indenture, dated as of February 14, 2007 (as amended and restated as of the date hereof, the “Base Indenture” and together with the Series 2011-1 Supplement, the “Indenture”), each between RCFC, as issuer, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), governing the Series 2011-1 2.51% Rental Car Asset Backed Notes, Class A (the “Class A Notes”), and Series 2011-1 4.38% Rental Car Asset Backed Notes, Class B (the “Class B Notes”).

The Lease Waiver and the Indenture Waiver, as the same are further described under the heading “Proposed Waivers”, are herein collectively referred to as the “Proposed Waivers”.  In connection with the Proposed Waivers described above and herein, the Company is furnishing this Consent Solicitation Statement (as it may be amended or supplemented from time to time, the “Statement”).

The Company is furnishing the Statement and the accompanying form of consent (the “Consent Form” and, together with the Statement and other documents related to the Consent Solicitation, the “Consent Documents”) to the holders of record of the Solicited Notes (each, a “Holder” and, collectively, the “Holders”) at 5:00 P.M., New York

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City time, on June 27, 2014 (the “Record Date”), as such Holders are reflected in the records of the Trustee under the Indenture or the records of The Depository Trust Company (“DTC”).  By this Statement, the Company is soliciting (the “Consent Solicitation”) consents by Holders (the “Consents”) to approve the Proposed Waivers.  All capitalized terms used herein but not defined in this Statement have the meaning ascribed to them in the Indenture, or if not defined therein, the meanings ascribed to them in the Lease.

Only Holders as of the Record Date are eligible to consent to the Proposed Waivers and receive the Consent Fee.  If the Solicited Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and the beneficial owner of the Solicited Notes wishes to consent to the Proposed Waivers, the beneficial owner must promptly contact and instruct such registered Holder to deliver a Consent to the Tabulation Agent (as defined below) on the beneficial owner’s behalf.  Holders may consent to the Proposed Waivers notwithstanding that they no longer own Solicited Notes as of the date of delivery of their Consents.  The Company will accept all properly completed, executed and dated Consent Forms received by the Tabulation Agent at or before 5:00 P.M., New York City time, on July 14, 2014 (such date and time, the “Expiration Time”).  Full instructions for completing and returning the Consents are included in the Statement at “Solicitation Procedures—How to Consent.”

On any date following the receipt of each of (i) valid and unrevoked Consents from Class A Noteholders holding in excess of 50% of the Class A Invested Amount, excluding Solicited Notes held by the Company or any Affiliate of the Company, (ii) valid and unrevoked Consents from Series 2011-1 Noteholders holding in excess of 50% of the Series 2011-1 Invested Amount, excluding Solicited Notes held by the Company or any Affiliate of the Company, and (iii) the consent of the holder of the RCFC Series 2011-2 3.21% Rental Car Asset Backed Notes (the “Series 2011-2 Note” and the holder of such note, the “Series 2011-2 Noteholder”), issued pursuant to the Base Indenture and the Series 2011-2 Supplement, dated as of October 26, 2011, between RCFC and the Trustee, to the Lease Waiver (the foregoing (i) through (iii), collectively, the “Requisite Consents”), and in compliance with the conditions contained in the Lease and the Indenture, the Proposed Waivers will become effective (such date, the “Effective Date”).  However, the Consent Fee (as defined below) will not become payable unless all conditions to the consummation of the Consent Solicitation and payment of the Consent Fee described in this Statement are satisfied or, where possible, waived.

As of the Record Date, neither RCFC nor any Affiliate of RCFC owns any of the Solicited Notes or the Series 2011-2 Notes.  As of the Record Date, (i) the Class A Invested Amount equaled $420,000,000 and (ii) the Series 2011-1 Invested Amount equaled $500,000,000, and, therefore, obtaining the Requisite Consents will require (i) the receipt of valid and unrevoked Consents of Class A Noteholders holding in excess of $210,000,000 of the Class A Notes, (ii) the receipt of valid and unrevoked Consents of Class A Noteholders and Class B Noteholders, which Class A Noteholders and Class B Noteholders collectively hold in the aggregate in excess of $250,000,000 of the Solicited Notes and (iii) the receipt of consent to the Lease Waiver from the Series 2011-2 Noteholder.

The consummation of the Consent Solicitation is conditioned upon receipt of the Requisite Consents by the Tabulation Agent at or before the Expiration Time.

In the event that the Proposed Waivers become effective, on the second Business Day following the Effective Date the Company will pay or cause to be paid to the Holders who delivered a valid Consent (not subsequently revoked) at or prior to the Expiration Time an aggregate cash payment of $0.35 per $1,000 principal amount of Solicited Notes for which Consents have been delivered by such Holder (the “Consent Fee”).  Holders for which no Consent is delivered will not receive any Consent Fee, even though the Proposed Waivers, if they become effective, will be applicable and binding with respect to all Holders and their transferees.  The payment of the Consent Fee is subject to the successful consummation of the Consent Solicitation.  Payment of the Consent Fee will be made to each DTC participant who has delivered a Consent Form on or prior to the Expiration Date and such DTC participant should distribute the Consent Fee to the beneficial owner of the Solicited Notes on whose behalf such DTC participant delivered Consent in accordance with its procedures.

Notwithstanding anything to the contrary contained herein or in any other document related to the Consent Solicitation, the Company reserves the right, in its sole discretion to (i) terminate the Consent Solicitation for any reason, (ii) extend the Expiration Time, (iii) amend the terms of the Consent Solicitation, including to waive any of the conditions to the Proposed Waivers (other than the condition with respect to the receipt of the Requisite

Consents), or (iv) modify the form or amount of the consideration to be paid, including the Consent Fee, pursuant to the Consent Solicitation.

The Company has appointed D. F. King & Co., Inc. as tabulation agent (the “Tabulation Agent”) and as information agent (the “Information Agent”) with respect to the Consent Solicitation.  None of the Trustee, the Solicitation Agent (as defined below), the Information Agent or the Tabulation Agent makes any recommendation as to whether or not Holders should deliver Consents in response to the Consent Solicitation.

The solicitation agent for the Consent Solicitation (the “Solicitation Agent”) is: Deutsche Bank Securities Inc.

SUMMARY

The following summary is provided for the convenience of the Holders.  This section does not contain all of the information that may be important to you.  You should carefully read this Statement and all of the Consent Documents and Related Documents to fully understand the terms of the Proposed Waivers, as well as the other considerations that are important to you in deciding whether to deliver your Consent.  All capitalized terms used but not defined in this section are defined in other sections of this Statement. References to agreements in the following summary are to such agreements as amended, modified or supplemented as of the date hereof.

The Company

Rental Car Finance Corp. is a special purpose Oklahoma corporation established for the purpose of acquiring, financing the acquisition of and refinancing of vehicles from eligible manufacturers, and leasing such vehicles, to DTG and its affiliates, for use in their respective businesses, and disposing of the vehicles it acquires, finances or refinances. RCFC is a wholly owned subsidiary of DTAG. DTAG is a wholly-owned subsidiary of Hertz.

DTG	DTG Operations, Inc., an Oklahoma corporation. DTG Operations is wholly owned by DTAG.

DTAG	Dollar Thrifty Automotive Group, Inc., a Delaware corporation. DTAG is wholly-owned by Hertz.

Hertz	The Hertz Corporation, a Delaware Corporation.

The Base Indenture	The Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and the Trustee.

The Series 2011-1 Supplement	The Series 2011-1 Supplement, dated as of July 28, 2011, to the Base Indenture, between RCFC and the Trustee.

The Lease

The Master Motor Vehicle Lease and Servicing Agreement (Group VIII), dated as of July 28, 2011, among RCFC, as lessor, DTG, as lessee and servicer, those additional lessees party thereto from time to time, and DTAG, as master servicer and guarantor.

The Solicited Notes	See table on page 1.

Record Date	5:00 P.M., New York City time, on June 27, 2014.

Holders	The Company is soliciting Consents from all Holders of the Solicited Notes as of the Record Date.

Trustee	Deutsche Bank Trust Company Americas.

Consent Solicitation

The Company is soliciting consents by Holders to the Proposed Waivers. The Proposed Waivers are the waivers of certain events and conditions under the Lease and the Indenture resulting (directly or indirectly) from the failure to timely furnish certain required financial statements and the restatement of certain required financial statements.

Expiration Time	The Consent Solicitation will expire at 5:00 P.M. New York City time on July 14, 2014, unless extended.

Conditions to the Consent Solicitation	The consummation of the Consent Solicitation is conditioned upon receipt by the Tabulation Agent at or before the Expiration Time of the Requisite Consents.

Requisite Consents

In accordance with the requirements of the Indenture, the Series 2011-2 Supplement and the Lease, in order to approve the Proposed Waivers, the Company must receive each of (i) valid and unrevoked Consents of Class A Noteholders holding in excess of 50% of the Class A Invested Amount, excluding Notes held by the Company or any Affiliate of the Company (ii) valid and unrevoked Consents of Series 2011-1 Noteholders holding in excess of 50% of the Series 2011-1 Invested Amount, excluding Notes held by the Company or any Affiliate of the Company, and (iii) the consent of the Series 2011-2 Noteholder to the Lease Waiver.

Consequences of Not Delivering a Consent	If the Proposed Waivers become effective, all Holders will be bound by the terms of the Proposed Waivers, including those Holders that did not deliver their Consents and receive a Consent Fee.

Procedures for Delivering Consent

To effectively consent to the Proposed Waivers and be eligible to receive the Consent Fee, a properly completed Consent Form or facsimile or email (attaching a properly executed Consent Form in PDF or similar format) thereof, duly executed by the Holder must be received by the Tabulation Agent at its address set forth on the back cover of this Statement at or prior to the Expiration Time. See “Solicitation Procedures—How to Consent.”

Revocation of Consents

A Consent may be revoked by a Holder if the Tabulation Agent receives the written notice of revocation of Consent (or facsimile or email thereof) at or prior to the earlier of the Expiration Time and the Effective Date in accordance with the procedures set forth in “Solicitation Procedures—Revocation of Consents.” If the Company extends the Expiration Time, the Company may also extend the right of the Holders to revoke their Consents.

Certain Tax Considerations to Holders

For a discussion of certain U.S. federal income tax considerations relating to Holders of the Proposed Waivers, including payment of the Consent Fee, see “Material U.S. Federal Income Tax Considerations.”

Solicitation Agent	Deutsche Bank Securities Inc.

Information and Tabulation Agent	D. F. King & Co., Inc.

BACKGROUND

RCFC is a special purpose Oklahoma corporation established for the purpose of acquiring, financing the acquisition of and refinancing of vehicles from eligible manufacturers and leasing such vehicles to DTG and its affiliates for use in their respective businesses, and disposing of the vehicles it acquires, finances or refinances. RCFC is a wholly owned subsidiary of DTAG.  DTAG is a wholly-owned subsidiary of Hertz.

Pursuant to the Indenture, RCFC issued the Solicited Notes, which Solicited Notes are secured by, among other things, the Lease and the vehicles leased thereunder. Under the Lease, DTAG, as guarantor, is required from time to time to deliver annual and quarterly financial statements of DTAG to RCFC and any applicable Rating Agency.  Under the Base Indenture, RCFC is required from time to time to deliver annual and quarterly financial statements of DTAG to the Trustee and the Rating Agencies.  In connection with Hertz’s acquisition of DTAG, pursuant to a Performance Guaranty, dated November 20, 2012, Hertz irrevocably and unconditionally guaranteed the due and punctual performance of all of DTAG’s obligations as Guarantor and Master Servicer under the Lease.  Since Hertz’s acquisition of DTAG, and the consolidation of DTAG’s balance sheets and statements of earnings and cash flows with those of Hertz, DTAG’s and RCFC’s requirements to deliver annual or quarterly financial statements of DTAG under the Lease and the Base Indenture have been met through the delivery of Hertz’s annual or quarterly financial statements, as applicable, and the satisfaction of such requirements through such deliveries by Hertz will be deemed acknowledged by the delivery of a Consent to the Proposed Waivers.

Hertz previously announced that it would delay filing its 10-Q for the fiscal quarter ended March 31, 2014 (the “March 2014 Quarterly Financial Statements”).  Hertz has not furnished (or caused to be furnished) the March 2014 Quarterly Financial Statements as of the date of this Statement.  The failure of Hertz to furnish (or cause to be furnished) the March 2014 Quarterly Financial Statements has resulted in a Lease Event of Default under the Lease and Potential Amortization Events under the Indenture and may, if the requisite notices are delivered pursuant to the Series 2011-1 Supplement, result in Amortization Events under the Indenture.  On June 25, 2014, Hertz delivered written notice to the Trustee of such Lease Event of Default and such Potential Amortization Events.

As part of the process of completing the March 2014 Quarterly Financial Statements, Hertz will be restating its financial statements with respect to fiscal year 2011 and will be revising its financial statements with respect to fiscal years 2012 and 2013, which revisions may require a restatement of those financial statements (any such revisions or restatements, collectively, the “Restatement”).  Due to the Restatement, Hertz will not be furnishing, or causing any other person to furnish, any financial statements, including the March 2014 Quarterly Financial Statements, the quarterly financial statements for the fiscal quarter ending June 30, 2014 and the quarterly financial statements for the fiscal quarter ending September 30, 2014 (such financial statements for the fiscal quarters ending June 30, 2014 and September 30, 2014, the “Future THC Financial Statements”), until after it has completed its review of its financial records for fiscal years 2011, 2012 and 2013.

The Restatement, together with any failure to furnish (or cause to be furnished) any of the March 2014 Quarterly Financial Statements or the Future THC Financial Statements prior to December 31, 2014, are collectively referred to herein as the “Specified Events”.

Further information regarding Hertz’s delay in filing the March 2014 Quarterly Financial Statements and the Restatement can be found in Hertz’s Current Report on Form 8-K filed on June 6, 2014 (the “8-K”), which is excerpted (in part) below for convenience:

“On May 13, 2014, each of Hertz Global Holdings, Inc. and The Hertz Corporation (collectively referred to herein as “Hertz” or the “Company”) delayed the filing of its Form 10-Q for the period ended March 31, 2014 (the “First Quarter 10-Q”).

During the preparation of the First Quarter 10-Q, errors were identified relating to Hertz’s conclusions regarding the capitalization and timing of depreciation for certain non-fleet assets, allowances for doubtful accounts in Brazil, as well as other items.  Hertz continued its review and recently identified additional errors related to allowances for uncollectible amounts with respect to renter obligations for damaged vehicles and restoration obligations at the end of facility leases.

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The Audit Committee of the Board of Directors has consulted with management and analyzed the adjustments. The Audit Committee has concluded that the financial statements for 2011 should no longer be relied upon, and Hertz must restate them.  Hertz also needs to correct the 2012 and 2013 financial statements to reflect these errors.  However, because of the above mentioned errors, the Audit Committee has directed the Company to conduct a thorough review of the financial records for fiscal years 2011, 2012 and 2013, and this review may require Hertz to make further adjustments to the 2012 and 2013 financial statements.  If these further adjustments to the 2012 and 2013 financial statements are determined to be material adjustments individually or in the aggregate, Hertz will need to also restate and withdraw reliance on those financial statements. Hertz will make a decision on 2012 and 2013 financial statements after the work described in Item 7.01 below is completed.

The financial statements for 2011 were most recently included in the Form 10-K for the year ended December 31, 2013 (the “10-K”).  As soon as practicable, Hertz expects to amend the 10-K to correct the errors identified and related disclosures.  Hertz will file the First Quarter Form 10-Q, and issue the first quarter earnings release, at the same time it files the 10-K amendment.  Consequently, the Company will not hold the conference call scheduled for June 9, 2014.”

Notwithstanding the excerpted portions of the 8-K included above, we encourage Holders to carefully read and review the 8-K in its entirety.

PROPOSED WAIVERS

RCFC requests that the Holders waive any potential default, default, potential amortization event, amortization event and any other similar event or condition, however described, including without limitation any Potential Lease Event of Default, Lease Event of Default, Potential Amortization Event, Amortization Event and Limited Liquidation Event of Default, in any such case, directly or indirectly arising out of or in connection with the Specified Events. If such waivers become effective, then Holders will not have a right to declare an Amortization Event as a result of a Lease Event of Default or covenant breach under the Indenture that would have otherwise occurred and been continuing as a result of the Specified Events.  However, RCFC does not hereby request that the Holders waive any rights to declare any other Lease Events of Default or Amortization Events, such as (i) any Lease Events of Default or Amortization Events arising in connection with the bankruptcy of RCFC, DTAG or Hertz, or the failure by RCFC to maintain sufficient collateral or credit enhancement in accordance with the Indenture, whether or not any such events or conditions are related to the Specified Events, or (ii) any Lease Events of Default or Amortization Events arising in connection with breaches of representations, warranties or covenants that are, in any such case, not related to the Specified Events.

Upon the Proposed Waivers becoming effective upon the satisfaction of the conditions stated in this Statement, all Holders will be bound by the terms of the Proposed Waivers, even if they did not deliver Consents to the Proposed Waivers.  The Proposed Waivers will not become effective unless all conditions to the Proposed Waivers described in this Statement are satisfied or, where allowed, waived and payment of the Consent Fee has been made.

Regardless of whether the Proposed Waivers become effective, the Solicited Notes will remain outstanding in accordance with all other terms of the Indenture.  The changes effected by the Proposed Waivers do not alter the Company’s obligation (as such obligation would exist but for the occurrence of the Specified Events) to pay the principal of or interest on the Solicited Notes or alter the interest rate or maturity date thereof, and such changes are effective only upon the terms contained herein.  If the Consent Solicitation is terminated, the Proposed Waivers will have no effect on the Solicited Notes or the Holders.

Copies of the Indenture and the Lease are available upon request from the Information Agent.  All statements in this Statement regarding the substance of the Proposed Waivers, the Indenture and the Lease are qualified in their entirety by reference to the Indenture and the Lease.

CERTAIN SIGNIFICANT CONSIDERATIONS

The following considerations, in addition to the other information described elsewhere in this Statement, should be carefully considered by each Holder before deciding whether to consent to the Proposed Waivers.

The Lease Waiver and Indenture Waiver

The failure to deliver the March 2014 Quarterly Financial Statements on or prior to June 14, 2014, the final day of the applicable 30 day cure period, has resulted in a Lease Event of Default under the Lease and Potential Amortization Events under the Indenture and may, if the required declaration notices are delivered pursuant to the Indenture while such failure to deliver the March 2014 Quarterly Financial Statements is continuing, result in Amortization Events under the Indenture.  Generally, in this context, for the Solicited Notes, a majority of the most senior class of notes of the Solicited Notes would be required to declare an Amortization Event with respect to the Solicited Notes.

If either the Lease Waiver or Indenture Waiver does not become effective, then, for so long as the Potential Amortization Events resulting from the Specified Events are continuing, the required noteholder constituency with respect to the Solicited Notes may declare an Amortization Event with respect to the Solicited Notes.

If the Lease Waiver and Indenture Waiver become effective, then Holders will not have the right to an Amortization Event as a result of a Lease Event of Default or covenant breach under the Indenture that would have otherwise occurred and been continuing as a result of any of the Specified Events.  However, notwithstanding Holders no longer having such a right to declare such an Amortization Event, the Lease Waiver and Indenture Waiver will not restrict any rights of Holders to declare other Lease Events of Default or Amortization Events, such as (i) those arising in connection with certain events of bankruptcy, or certain failures to maintain sufficient collateral or credit enhancement, whether or not any such events or conditions are related to the Specified Events, or (ii) those arising in connection with certain other breaches of representations, warranties or covenants that are, in any such case, not related to the Specified Events.

For the avoidance of doubt, the Lease Waiver and Indenture Waiver will not restrict any rights of the Holders with respect to any financial statements furnished by, or required to be furnished by, Hertz after December 31, 2014, including the March 2014 Quarterly Financial Statements and the future THC Financial Statements, in each case, if not delivered prior to such date.  However, the Lease Waiver and Indenture Waiver will remain in effect in perpetuity with respect to the Restatement.

As stated above under “Proposed Waivers”, RCFC is not requesting that the Holders waive any rights to declare any Amortization Events arising in connection with the bankruptcy of RCFC, DTAG or Hertz, or the failure by RCFC to maintain sufficient collateral or credit enhancement in accordance with the Indenture, whether or not any such events or conditions are related to the Specified Events.  As a consequence, by consenting to the Proposed Waivers, no Holders are foregoing any rights they currently possess to declare any Amortization Events arising in connection with the bankruptcy of RCFC, DTAG or Hertz, or the failure by RCFC to maintain sufficient collateral or credit enhancement in accordance with the Indenture.

Risks to Holders Who Do Not Deliver Consents if the Proposed Waivers are Approved

If a Holder does not deliver its Consent to the Proposed Waivers at or prior to the Expiration Time or votes against the Proposed Waivers, such Holder will not receive any Consent Fee, whether or not the Requisite Consents are received.  In addition, if the Requisite Consents to the Proposed Waivers are provided prior to the Expiration Time, the rights of all Holders will be subject to the provisions of the Proposed Waivers, including those Holders that have not provided their Consents.

Risks to Holders if the Proposed Waivers are not Approved

If either the Lease Waiver or Indenture Waiver does not become effective, then, for so long as any of the Potential Amortization Events resulting from the Specified Events are continuing, the required noteholder constituency with respect to the Solicited Notes may declare an Amortization Event with respect to the Solicited Notes.  If such an Amortization Event were so declared, then the Holders of the Solicited Notes may be prepaid prior to the otherwise anticipated repayment date in respect of the Solicited Notes (or class thereof).

Risks to Consummation of the Consent Solicitation and Payment of the Consent Fees

The successful consummation of the Consent Solicitation and the payment of any Consent Fee are subject to the satisfaction or waiver by the Company of certain conditions, including the receipt by the Company of the Requisite Consents.  There can be no assurance that such conditions will be met or waived.  If those conditions are not met or waived and the Consent Solicitation is not successfully consummated, then no Holders will receive the Consent Fee.

All statements in this Statement regarding the consequences of the Proposed Waivers are qualified in their entirety by reference to the Indenture and the Lease, and for further information on such consequences, Holders should refer to the Indenture and the Lease, all of which will be provided upon request as set forth herein.

SOLICITATION PROCEDURES

General

In order for the Proposed Waivers to become effective, the Company must receive the Requisite Consents.

If the Proposed Waivers become effective, they will be binding on all Holders and their successors and transferees, whether or not such Holders consented to the Proposed Waivers.  The delivery of a Consent to the Proposed Waivers will not affect a Holder’s right to sell or transfer the Solicited Notes, and a sale or transfer of the Solicited Notes after the Record Date will not have the effect of revoking any Consent theretofore validly given by the Holder of such Solicited Notes.  Therefore, each properly executed and delivered Consent will be counted notwithstanding any subsequent sale or transfer of the Solicited Notes to which such Consent relates, unless the applicable Holder has complied with the procedure for revoking Consents, as described herein and in the Consent Documents.  Failure to deliver a Consent will have the same effect as if a Holder had voted “No” to the Proposed Waivers.

Consent Fee

Upon receipt by the Tabulation Agent at or before the Expiration Time of the Requisite Consents and the Company having not otherwise terminated the Consent Solicitation at or before the Expiration Time, the Company will pay, promptly following the satisfaction or, where allowed, waiver by the Company in its sole discretion of the conditions described herein, to each Holder who delivered a valid Consent (not subsequently revoked) to the Tabulation Agent at or prior to the Expiration Time, a one-time cash payment of $0.35 per $1,000 in principal amount of Solicited Notes held by such Record Holder (and to which such Consent relates).

The right to receive the Consent Fee is not transferable with a Solicited Note.  The Company will only make payments of the Consent Fee, subject to the conditions described herein, to the persons who were Holders on the Record Date and who have delivered valid and unrevoked Consents at or prior to the Expiration Time pursuant to the terms hereof.

Consents will expire if the Requisite Consents to the Proposed Waivers have not been obtained at or before the Expiration Time (which term includes any extension of the original Expiration Time).  Interest will not accrue on or be payable with respect to any Consent Fee.

Record Date

The Consent Documents are being sent to all Holders on the Record Date (defined to be 5:00 P.M., New York City time, on June 27, 2014).  Such date has been fixed by the Company as the date for the determination of Holders entitled to deliver Consents and receive the Consent Fee, if payable, pursuant to the Consent Solicitation.  The Company reserves the right to establish, from time to time but in all cases prior to receipt of the Requisite Consents, any new date as such Record Date and, thereupon, any such new date will be deemed to be the Record Date for purposes of the Consent Solicitation.

How to Consent

Each Holder who delivers a Consent to the Proposed Waivers in accordance with the procedures set forth in the Consent Documents will be deemed to have validly consented to the Proposed Waivers.

To effectively consent to the Proposed Waivers and be eligible to receive the Consent Fee, a properly completed Consent Form or facsimile or email (attaching a properly executed Consent Form in PDF or similar format) thereof, duly executed by the Holder, must be received by the Tabulation Agent at its address set forth on the back cover of this Statement prior to the Expiration Time.  Consent Forms should be sent only to the Tabulation Agent and should not be sent to the Company, the Solicitation Agent, the Information Agent or the Trustee.

If the Solicited Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and the beneficial owner of the Solicited Notes wishes to consent to the Proposed Waivers, the beneficial owner must promptly contact and instruct such registered Holder to deliver a Consent to the Tabulation Agent on the beneficial owner’s behalf.  The Tabulation Agent will not accept Consents delivered by beneficial owners directly to the Tabulation Agent.  Any beneficial owner of the Solicited Notes registered in the name of a DTC participant may direct the DTC participant through which such beneficial owner’s Solicited Notes are held to execute a Consent Form on such beneficial owner’s behalf and deliver the executed Consent to the Tabulation Agent.  Please contact your DTC participant for more information regarding any procedures or rules applicable to and/or imposed by your DTC participant.

The Company anticipates that DTC or its nominee will execute an omnibus proxy in favor of DTC participants holding the Solicited Notes, which will authorize each such DTC participant to consent to the Proposed Waivers with respect to the principal amount of Solicited Notes shown as owned by such DTC participant on the books of DTC on the Record Date.  For purposes of the Consent Solicitation, the term “Holder” shall be deemed to include DTC participants, and DTC has authorized participants to execute Consent Forms as if they were Holders of record.  The Tabulation Agent will accept and record only a properly executed Consent Form in respect of any Solicited Notes held by DTC or a DTC participant from those parties listed as a Holder in the omnibus proxy received by the Tabulation Agent from DTC.  If DTC or its nominee has authorized a proxy to execute a Consent Form, then the Consent Form must be executed by the DTC Participant.

Consent Forms by the Holder(s) of the Solicited Notes should be executed in exactly the same manner as the name(s) of such registered Holder(s) appear(s) on the Solicited Notes, or in the case of a DTC Participant, as its name appears in the omnibus proxy.  If the Solicited Notes to which a Consent relates are held by two or more joint Holders, all such Holders should sign the Consent Form.  If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must also submit with the Consent Form appropriate evidence of authority to execute the Consent Form.

If a Consent relates to fewer than all the Solicited Notes held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the relevant Consent Form the aggregate dollar amount (in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof) of such Solicited Notes to which the Consent relates.  Otherwise, the Consent will be deemed to relate to all such Solicited Notes.

The method of delivery of the Consent Form and any other required documents to the Tabulation Agent is at the election and risk of the Holder and, except as otherwise provided in the Consent Documents, delivery will be deemed made only when the Consent Form or any other required document is actually received by the Tabulation Agent at or prior to the Expiration Time.  If the delivery is by mail, it is suggested that the Holder use registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Time to permit delivery to the Tabulation Agent at or prior to such time.  The Company believes email will be the most efficient means of delivering Consent Forms.

IN NO EVENT SHOULD A HOLDER DELIVER THE SOLICITED NOTES TOGETHER WITH THE CONSENT.  Delivering a Consent will not affect the Holder’s right to sell or transfer the Solicited Notes.  Consent Forms should be sent only to the Tabulation Agent and should not be sent to the Company, the Solicitation Agent, the Information Agent or the Trustee.  However, the Company reserves the right (but is not obligated) to accept any Consent received by the Company, the Solicitation Agent, Information Agent or the Trustee.  The Company reserves the right (but is not obligated) to accept any Consent received by any other reasonable means or in any form that reasonably evidences the giving of consent.

Determination of Validity

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any delivered Consent pursuant to any of the procedures described above shall be determined by the Company, in its sole discretion (which determination shall be final and binding).  The Company reserves the absolute right to reject any or all deliveries of any Consent determined by it not to be in proper form or the acceptance of which would, in the Company’s opinion, be unlawful.  The Company also reserves the absolute right, in its sole discretion, to waive any defect or irregularity as to any delivery of any Consent of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders.  The Company’s interpretation of the terms and conditions of the Consent Solicitation, including the instructions to the Consent, shall be final and binding.  Any defect or irregularity in connection with deliveries of Consents must be cured within such time as the Company determines, unless waived by the Company.  Deliveries of Consents shall not be deemed to have been made until all defects and irregularities have been waived by the Company or cured.  None of the Company, the Trustee, or any other person shall be under any duty to give notification to any Holder of any defects or irregularities in deliveries of Consents or shall incur any liability for failure to give any such notification.

Expiration Time; Extensions; Amendment

The Expiration Time shall occur at 5:00 P.M. New York City time, on July 14, 2014, unless extended.  The Company may, in its sole discretion, extend the Expiration Time.  In order to extend the Expiration Time, the Company will notify the Information Agent and the Tabulation Agent of any extension by telephonic or written notice and will make (or cause to be made) an announcement thereof, each at or before 9:00 A.M., New York City time, on July 14, 2014, or if the Expiration Time has been extended prior to such date, then at or before 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Time.  Such announcements may state that the Company is extending the Consent Solicitation for a specified period of time or on a daily basis.  Failure of any Holder or beneficial owner of Solicited Notes to be so notified will not affect the extension of the Consent Solicitation.

Notwithstanding anything to the contrary set forth in this Statement, the Company reserves the right, in its sole discretion to (i) terminate the Consent Solicitation for any reason, (ii) extend the Expiration Time, (iii) amend the terms of the Consent Solicitation, including to waive any of the conditions to the Proposed Waivers (other than the condition with respect to the receipt of the Requisite Consents), or (iv) modify the form or amount of the consideration, including the Consent Fee, pursuant to the Consent Solicitation.

If the Consent Solicitation, or any of the Consent Documents, is amended prior to the Effective Date in a manner determined by the Company, in its sole discretion, to constitute a material change to the terms of the Consent Solicitation, the Company will promptly disseminate additional Consent Solicitation materials and, if necessary, extend the Expiration Time for a period deemed by the Company to be adequate to permit Holders to consider such amendments and revoke their Consents.  An extension by the Company of the Expiration Time or the right to revoke Consents shall not constitute a material change with respect to Holders of Solicited Notes for whom the Expiration Time and/or right to revoke Consents has not been extended.

Without limiting the manner in which the Company may choose to make any announcement of any extension, amendment or termination of the Consent Solicitation, the Company shall have no obligation to publish, advertise, or otherwise communicate any such announcement, other than by complying with any applicable notice provisions of the Indenture.

Revocation of Consents

A Consent may be revoked by a Holder if the Tabulation Agent receives the written notice of revocation of Consent (or facsimile or email thereof) at or prior to the earlier of the Expiration Time and the Effective Date.  The notice of revocation of Consent must be signed by the Holder in the same manner as the Consent Form to which the notice of revocation of Consent relates.  Notices of revocation of Consent must be sent to the Tabulation Agent at the address set forth on the back cover of this Statement in accordance with the procedures set forth in the Consent Documents.

If the Company extends the Expiration Time, the Company may, or will (if the Effective Date has not yet occurred), also extend the right of the Holders to revoke their Consents.

The Company reserves the right to contest the validity of any notice of revocation of Consent and all questions as to validity, including the time of receipt of any notice of revocation of Consent, will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties.  None of the Company, the Trustee, or any other person shall be under any duty to give notification to any Holder of any defects or irregularities with respect to any notice of revocation of Consent or shall incur any liability for failure to give any such notification.

A revocation of a Consent may be rescinded only by the execution and delivery of a new Consent prior to the Expiration Time.  A Holder who delivered a notice of revocation of Consent may thereafter deliver a new Consent by following the procedures described in the Consent Documents at any time at or prior to the Expiration Time.  See “—How to Consent.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations relating to the adoption of the Proposed Waivers and receipt of the Consent Fee that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) that hold their Solicited Notes as capital assets.  This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation.  This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders (as defined below for purposes of this Section only) in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as financial institutions, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, entities or arrangements treated as partnerships for U.S. federal income tax purposes, certain former citizens or residents of the United States, Holders that hold their Solicited Notes as part of a straddle, hedge, constructive sale, conversion or other integrated transaction or U.S. Holders that have a “functional currency” other than the U.S. dollar).  This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations or the 3.8% Medicare tax on certain investment income.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Solicited Note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

The term “Non-U.S. Holder” means a beneficial owner of a Solicited Note that is not a U.S. Holder. The term “Holder” means a U.S. Holder or a Non-U.S. Holder.

If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds a Solicited Note, the U.S. federal income tax treatment of a partner in such entity (or owner of such entity) generally will depend upon the status and activities of such entity and the particular partner (or owner).  Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners (or owners) relating to the adoption of the Proposed Waivers and receipt of the Consent Fee.

No ruling from the Internal Revenue Service (the “IRS”) has been or will be sought with respect to any of the U.S. federal income tax considerations discussed below, and no assurance can be given that the IRS will not take a position contrary to the discussion below or that any such contrary position would not be sustained by a court.

EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, ESTATE, NON-U.S. OR OTHER TAX CONSIDERATIONS RELATING TO THE ADOPTION OF THE PROPOSED WAIVERS AND RECEIPT OF THE CONSENT FEE IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

U.S. Holders

Modification of the Solicited Notes

The U.S. federal income tax consequences of the adoption of the Proposed Waivers and receipt of the Consent Fee to a U.S. Holder of a Solicited Note will depend in part upon whether the adoption of the Proposed Waivers or receipt of the Consent Fee results in a deemed exchange of such Solicited Note for U.S. federal income tax purposes.  A modification of a debt instrument generally results in a deemed exchange of the original debt instrument for a modified instrument if such modification is “significant” within the meaning of U.S. Treasury regulations promulgated under section 1001 of the Code (the “Section 1001 Regulations”).  Under the Section 1001 Regulations, as a general rule, a modification of a debt instrument is a significant modification only if, based on all facts and circumstances (and, subject to certain exceptions, taking into account all modifications of such debt instrument collectively), the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.”  The Section 1001 Regulations provide that a change in the yield of a debt instrument is a significant modification if the yield of the modified instrument (determined by taking into account any payments made to the holder as consideration for the modification) varies from the yield of the unmodified instrument (determined as of the date of the modification) by more than the greater of (i) 0.25% (i.e., 25 basis points) and (ii) 5% of the annual yield of the unmodified instrument. The Section 1001 Regulations also specifically provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification.  The Section 1001 Regulations do not define “customary accounting or financial covenants.”  A modification of a debt instrument that is not a significant modification does not result in a deemed exchange of such instrument for U.S. federal income tax purposes.

The change in the yield of a Solicited Note resulting from receipt of the related Consent Fee by a U.S. Holder is not expected to constitute a significant modification of such Solicited Note under the Section 1001 Regulations and, therefore, is not expected to result in a deemed exchange of such Solicited Note for U.S. federal income tax purposes.

To the extent the Proposed Waivers are treated as the addition, deletion or alteration of customary accounting or financial covenants, their adoption would not constitute a significant modification of the Solicited Notes.  To the extent the Proposed Waivers are not so treated, their adoption would not constitute a significant modification of the Solicited Notes so long as the legal rights or obligations that are altered by the Proposed

Waivers, or the degree to which they are altered, are not “economically significant” when considered collectively.  Although the matter is not entirely free from doubt, the Company intends to take the position that none of the adoption of the Proposed Waivers, the receipt of the Consent Fee, or the combination thereof should result in a significant modification of the Solicited Notes under the Section 1001 Regulations and, therefore, as not resulting in a deemed exchange of the Solicited Notes for U.S. federal income tax purposes.  If the IRS were to successfully challenge such treatment, a U.S. Holder of a Solicited Note could be treated as exchanging such Solicited Note for a new Solicited Note deemed to be issued at the current fair market value of the Solicited Note.  The discussion below assumes that the adoption of the Proposed Waivers and the receipt of the Consent Fee will not be treated as a significant modification of the Solicited Notes.

Each U.S. Holder should consult its own tax advisor regarding the U.S. federal income and other tax consequences of the adoption of the Proposed Waivers and receipt of the Consent Fee.

Consent Fee

The U.S. federal income tax treatment of the Consent Fee is unclear and based on our view that no “deemed exchange” will take place, the receipt of the Consent Fee by a U.S. Holder may be characterized as either (i) an additional payment with respect to such Solicited Notes or (ii) a separate fee (taxable as ordinary income) for consenting to the Proposed Waivers. The IRS in a private letter ruling concluded that a payment in connection with a consent solicitation should be treated as a payment of accrued and unpaid interest (to the extent thereof) and then as a return of principal under the relevant Solicited Notes.  However, because private letter rulings are not binding on the IRS or taxpayers, other than in respect of the taxpayer to which they are issued, this conclusion does not necessarily apply to the Consent Fee. We do not intend to follow the conclusion of this private letter ruling. Instead we intend to take the position that the payment of the Consent Fee will be treated as separate consideration for consenting to the Proposed Waivers, constituting ordinary income to a U.S. Holder in the full amount of the payment, without causing a reduction to the U.S. Holder’s basis in the Solicited Notes. U.S. Holders should consult their tax advisors regarding the proper U.S. federal income tax treatment of the Consent Fee.

Information Reporting and Backup Withholding

Information reporting generally will apply with respect to payment of the Consent Fee to a U.S. Holder, unless such U.S. Holder is an entity that is exempt from information reporting and, when required, demonstrates this fact.  Payment of the Consent Fee to a U.S. Holder generally will also be subject to backup withholding unless such U.S. Holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number (which for an individual would be such individual’s Social Security number) is correct, or otherwise establishes an exemption.

Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

Non-U.S. Holders

Modification of the Solicited Notes

The U.S. federal income tax consequences of the adoption of the Proposed Waivers and receipt of the Consent Fee to a Non-U.S. Holder of a Solicited Note will depend in part upon whether the adoption of the Proposed Waivers results in a deemed exchange of such Solicited Note for U.S. federal income tax purposes.

As discussed above under the heading “U.S. Holders — Modification of the Solicited Notes”, although the matter is not entirely free from doubt, the Company does not intend to treat any of the adoption of the Proposed Waivers, the receipt of the Consent Fee or the combination thereof as constituting a significant modification of the Solicited Notes under the Section 1001 Regulations and, therefore, as resulting in a deemed exchange of the Solicited Notes for U.S. federal income tax purposes.  If the adoption of the Proposed Waivers does not result in a deemed exchange of the Solicited Notes, a Non-U.S. Holder of a Solicited Note would not recognize any gain or loss with respect to such Solicited Note as a result of the adoption of the Proposed Waivers.  If the IRS were to successfully challenge such treatment, such Non-U.S. Holder could be treated as exchanging such Solicited Note for a new Solicited Note and may be subject to U.S. federal income or withholding tax.  The discussion below assumes that the adoption of the Proposed Waivers and the receipt of the Consent Fee will not be treated as a significant modification of the Solicited Notes.

Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal income and other tax consequences of the adoption of the Proposed Waivers and receipt of the Consent Fee.

Consent Fee

As discussed above under the heading “U.S. Holders — Consent Fee”, the U.S. federal income tax treatment of the Consent Fee is unclear.  Receipt of the Consent Fee by a Non-U.S. Holder with respect to a Solicited Note may be treated as (i) a separate payment for consenting to the Proposed Waivers, as discussed below, or (ii) a payment on such Solicited Note, which may be treated first as a payment of any accrued and unpaid interest on such Solicited Note and then as a payment of principal on such Solicited Note.

In light of the uncertainty regarding the U.S. federal income tax treatment of the Consent Fee, the applicable withholding agent may treat the receipt of the Consent Fee by a Non-U.S. Holder as a separate payment for consenting to the Proposed Waivers, in which case such withholding agent may withhold U.S. federal tax from the Consent Fee paid to such Non-U.S. Holder at a rate of 30% unless:

•                                          the Non-U.S. Holder is engaged in the conduct of a trade or business within the United States with which the receipt of such payment is effectively connected and provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent, in which case such payment would be subject to net income tax (and a Non-U.S. Holder that is a corporation may also be subject to a branch profits tax); or

•                                          an applicable income tax treaty between the United States and the country of residence of the Non-U.S. Holder eliminates or reduces the withholding tax on such payment and such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agent.

Each Non-U.S. Holder should consult its own tax advisor regarding the application of U.S. federal income and withholding tax to the Consent Fee, including such Non-U.S. Holder’s eligibility for a withholding exemption and the availability of a refund of any U.S. federal tax withheld.

Information Reporting and Backup Withholding

Any amount realized by a Non-U.S. Holder in connection the payment of the Consent Fee and the amount of any tax withheld from the Consent Fee generally must be reported to the IRS and to such Non-U.S. Holder.

The information reporting and backup withholding rules that apply to payment of the Consent Fee to a U.S. Holder generally will not apply to payment of the Consent Fee to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption.

Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

Foreign Account Tax Compliance Act

In addition to the 30% U.S. federal withholding tax described above, under Sections 1471 through 1474 of the Code (“FATCA”), payments made to or through certain foreign financial institutions or certain other foreign entities could be subject to a 30% FATCA withholding tax. FATCA withholding would generally not apply to a foreign financial institution or other foreign entity if it complies with certain information reporting requirements. In light of the uncertainty regarding the U.S. federal income tax treatment of the Consent Fee, the applicable withholding agent may treat the Consent Fee as a payment subject to the 30% FATCA withholding tax, unless the Non-U.S. Holder establishes an exemption thereto (generally by providing an IRS Form W-8BEN or W-8BEN-E). Each Non-U.S. Holder should consult its own tax advisor regarding the possible implications of FATCA to the Proposed Waivers, including the possible application of FATCA withholding to the Consent Fee.

TABULATION AGENT AND INFORMATION AGENT

D. F. King & Co., Inc. has been appointed as Tabulation Agent for the Consent Solicitation to receive, tabulate and verify Consents.  All Consent Forms and correspondence sent to the Tabulation Agent should be directed to the address (and/or email address) set forth on the back cover of this Statement.  The Company has agreed to indemnify the Tabulation Agent for certain liabilities.  D. F. King & Co., Inc. has agreed to facilitate the Consent Solicitation in its capacity as Tabulation Agent; however, it is not passing upon the merits or accuracy of the information contained in the Consent Solicitation in its capacity as Tabulation Agent.

D. F. King & Co., Inc. will also act as Information Agent with respect to the Consent Solicitation.  Requests for additional copies of and questions relating to the Consent Documents, the Indenture or the Lease may be directed to the Information Agent at the address (and/or email address) and telephone number set forth on the back cover of this Statement.  Holders of the Solicited Notes may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

In connection with the Consent Solicitation, directors, officers and regular employees of the Company (who will not be specifically compensated for such services) may solicit Consents by use of the mails, personally or by telephone, facsimile, email or other means.

The Company will pay or cause to be paid to the Tabulation Agent and the Information Agent reasonable and customary fees for their services and will reimburse them for their out-of-pocket expenses in connection therewith.

SOLICITATION AGENT

The Company has engaged Deutsche Bank Securities Inc. to act as Solicitation Agent in connection with the Consent Solicitation.  The Company will pay or cause to be paid to Deutsche Bank Securities Inc. reasonable and customary fees for its services as Solicitation Agent and will reimburse it for it reasonable out-of-pocket expenses in connection herewith.  The Company has also agreed to indemnify the Solicitation Agent for certain liabilities in connection with their service as Solicitation Agent.  At any given time, the Solicitation Agent may trade the Solicited Notes or other debt securities of the Company for its own account or for the accounts of customers and, accordingly, may hold a long or short position in the Solicited Notes or such other securities.  All inquiries and correspondence addressed to the Solicitation Agent relating to the Consent Solicitation should be directed to the address (and/or email address) and telephone number set forth on the back cover page of this Statement.

The Solicitation Agent assumes no responsibility for the accuracy or completeness of the information contained in this Statement or for any failure by the Company to disclose events that may affect the significance or accuracy of that information.

The Solicitation Agent has provided in the past and may continue to provide other investment banking and financial advisory services to the Company and their respective affiliates and could receive customary compensation from the Company for such services.

EXPENSES

The Company will bear all of the costs of the Consent Solicitation.  We will reimburse the Trustee in accordance with the Indenture for the expenses that the Trustee incurs in connection with the Consent Solicitation.

MISCELLANEOUS

Holders residing outside the United States who wish to deliver a Consent must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith.  If the Company becomes aware of any jurisdiction where the making of the Consent Solicitation would not be in compliance with such laws, the Company will make a good faith effort to comply with any such laws or may seek to have such laws declared inapplicable to the Consent Solicitation.  If, after such good faith effort, the Company cannot comply with any such applicable laws, the Consent Solicitation will not be made to (nor will Consents be accepted from or on behalf of) the Holders of the Solicited Notes residing or having a principal place of business in each such jurisdiction.

From time to time, the Company or its affiliates may engage in additional consent solicitations.  Any future consent solicitations may be on the same terms or on terms that are more or less favorable to Holders of the Solicited Notes than the terms of the Consent Solicitation, as the Company may determine in its sole discretion.

For the avoidance of doubt, none of this Statement, the Consent Solicitation or any document furnished in connect therewith constitutes an acknowledgement by any of the Company or any of its Affiliates that a Restatement, if any, would result in any Potential Lease Event of Default, Lease Event of Default, Potential Amortization Event, Amortization Event or Limited Liquidation Event of Default, and each of the Company and each of its Affiliates reserves all of its rights under the Related Documents in connection therewith.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Statement may contain forward-looking statements.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified.  When used in this Statement, the words “will,” “could,” “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends” and variations of such words and similar expressions are intended to identify forward-looking statements that involve risks and uncertainties.  These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors they believe are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative.

Undue reliance should not be placed on these forward-looking statements, which are applicable only as of the date hereof.  The Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this Statement or to reflect the occurrence of unanticipated events.

IMPORTANT NOTICE

Recipients of this Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice.  Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Consent Solicitation.

Notwithstanding anything to the contrary contained herein or in any other document related to the Consent Solicitation, the Company reserves the right, in its sole discretion to (i) terminate the Consent Solicitation for any reason, (ii) extend the Expiration Time, (iii) amend the terms of the Consent Solicitation, including to waive any of the conditions to the Proposed Waivers (other than the condition with respect to the receipt of the Requisite Consents), or (iv) modify the form or amount of the consideration to be paid, including the Consent Fee, pursuant to the Consent Solicitation.  See “Solicitation Procedures.”

Notwithstanding anything to the contrary contained in this Statement or in any other document related to the Consent Solicitation, if the Consent Solicitation is terminated or the Requisite Consents are not received prior to the Expiration Time, the Company will not pay or cause to be paid any Consent Fees to any Holder.

Delivering a Consent will not affect the Holder’s right to sell or transfer the Solicited Notes.  Each validly delivered Consent will be counted notwithstanding any transfer of the Solicited Notes to which such Consent relates, unless the procedure for revoking Consents described herein and in the Consent Form has been satisfied.

Questions concerning the terms of the Consent Solicitation should be directed to the Solicitation Agent at the address or telephone number set forth on the back cover page hereof.  Requests for assistance in completing and delivering Consent Forms or requests for additional copies of this Statement, the Consent Form or other related documents should be directed to the Information Agent at the address or telephone number set forth on the back cover page hereof.

This Statement does not constitute a solicitation of Consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable federal securities or blue sky laws.  The delivery of this Statement shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in any attachments hereto or in the affairs of the Company or any of its affiliates since the date hereof.

No person has been authorized to give any information or to make any representation not contained in this Statement (other than any information provided by the Information Agent, as expressly described herein) and, if given or made, such information or representation may not be relied upon as having been authorized by the Company or the Trustee.

This Statement has not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state securities commission, nor has the SEC or any state securities commission passed upon the fairness or merits of such transaction nor upon the accuracy or adequacy of the information contained in the Consent Documents.  Any representation to the contrary is unlawful.

CONSENT SOLICITATION STATEMENT

Rental Car Finance Corp.

Questions and requests for assistance or additional copies of the Consent Documents, the Indenture or the Lease may be directed to the Information Agent at the address below.  Holders should retain their Solicited Notes and not deliver any such Solicited Notes to the Tabulation Agent or the Information Agent.  Duly executed Consent Forms should be sent to the Tabulation Agent at the address provided below in accordance with the instructions set forth in the Consent Documents:

The Information Agent and Tabulation Agent for the Consent Solicitation is:

D. F. King & Co., Inc.

By Mail or Courier:	By Email:	By Facsimile	By Telephone:
(Eligible Institutions only):

D.F. King & Co., Inc.	hertz@dfking.com	(212) 709-3328	Confirmation:
48 Wall Street 22nd Floor			(212) 493-6940
New York, New York 10005
United States of America			Banks and Brokers:
Attention: Krystal Scrudato			(212) 269-5550
(collect)

All others:
(800) 758-5880

Questions and requests for assistance may be directed to the Solicitation Agent at the address and telephone numbers set forth below.

The Solicitation Agent for the Consent Solicitation is:

Deutsche Bank Securities

By Mail or Courier:	By Telephone:

60 Wall Street, 3rd Floor	(212) 250-4880
New York, New York 10007
Attention: ABS Syndicate

Form of Consent
Rental Car Finance Corp.

Series 2011-1

Solicitation of Consents to Waivers of Potential Lease Event of Default, Lease Event of Default, Potential Amortization Event, Amortization Event and Limited Liquidation Event of Default

Pursuant to the Consent Solicitation Statement dated June 30, 2014

The Solicitation Agent for the solicitation is:

Deutsche Bank

The Information Agent for the solicitation is:

D. F. King & Co.

The Tabulation Agent for the solicitation is:

D. F. King & Co.

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 14, 2014 (SUCH DATE AND TIME, THE “EXPIRATION TIME”).  CONSENTS MAY BE REVOKED AT OR PRIOR TO THE EARLIER OF THE EXPIRATION TIME AND THE EFFECTIVE DATE (AS DEFINED IN THE CONSENT SOLICITATION STATEMENT DATED JUNE 30, 2014 (THE “STATEMENT”)).  RENTAL CAR FINANCE CORP. (“RCFC”) MAY, IN ITS SOLE DISCRETION, TERMINATE, EXTEND OR AMEND THE CONSENT SOLICITATION AT ANY TIME.

The Consent Solicitation is being made by RCFC pursuant to the Statement to the holders of record (each, a “Holder” and, collectively, the “Holders”) at 5:00 P.M., New York City time, on June 27, 2014 (the “Record Date”) of (collectively, the “Solicited Notes”):

•                  Series 2011-1 2.51% Rental Car Asset Backed Notes, Class A, and

•                  Series 2011-1 4.38% Rental Car Asset Backed Notes, Class B

as such Holders are reflected in the records of the Trustee under the Indenture or the records of The Depository Trust Company (“DTC”).

Requirements for Completion of Consent Form.  For purposes of the Consent Solicitation, the term “Holder” shall be deemed to include DTC participants, and DTC, through an omnibus proxy, has authorized participants to execute Consent Forms as if they were Holders of record, as a result of which the Consent Form must be executed in the name of such DTC participant.  The Tabulation Agent will accept and record only a properly executed Consent Form in respect of any Solicited Notes held by DTC or a DTC participant from those parties listed as a Holder in the omnibus proxy received by the Tabulation Agent from DTC.  If DTC or its nominee has authorized a proxy to execute a Consent Form, then the Consent Form must be executed by the DTC Participant.  A Consent Form in respect of any Solicited Notes not held by DTC or a DTC participant must be executed in the name of the Holder.

Deadline.  To effectively consent to the Proposed Waivers and be eligible to receive the Consent Fee, a properly completed Consent Form or facsimile or email (attaching a properly executed Consent Form in PDF or similar format) thereof, duly executed by the Holder, must be received by the Tabulation Agent at its address set forth below at or prior to the Expiration Time.  Consent Forms should be sent only to the Tabulation Agent and should not be sent to the Company, the Solicitation Agent, the Information Agent or the Trustee.

Instructions for Beneficial Owners of Solicited Notes.  If the Solicited Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and the beneficial owner of the Solicited Notes wishes to consent to the Proposed Amendment, the beneficial owner must promptly contact and instruct such registered Holder to deliver a Consent to the Tabulation Agent on the beneficial owner’s behalf.  The Tabulation Agent will not accept Consents delivered by beneficial owners directly to the Tabulation Agent.  Any beneficial owner of the Solicited Notes registered in the name of a DTC participant may direct the DTC participant through which such beneficial owner’s Solicited Notes are held to execute a Consent Form on such beneficial owner’s behalf and deliver the executed Consent to the Tabulation Agent.

All capitalized terms used herein but not defined in this Consent Form have the meaning ascribed to them in the Statement.

Tabulation Agent:

D. F. King & Co.

By Mail or Courier:	By Email:	By Facsimile	By Telephone:
(Eligible Institutions only):

D.F. King & Co., Inc.	hertz@dfking.com	(212) 709-3328	Confirmation:
48 Wall Street 22nd Floor			(212) 493-6940
New York, New York 10005
United States of America			Banks and Brokers:
Attention: Krystal Scrudato			(212) 269-5550
(collect)

All others:
(800) 758-5880

CONSENT

By execution hereof, the undersigned acknowledges receipt of the Statement and that the terms and conditions of the Statement shall be incorporated in, and form a part of, this Consent, which shall be read and construed accordingly.  The undersigned hereby represents and warrants that the undersigned is a Holder of the Solicited Notes indicated below and has full power and authority to take the action indicated below in respect of such Solicited Notes.  The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to perfect the undersigned’s Consent.

The undersigned hereby consents to the Proposed Waivers described in the Statement with respect to the aggregate principal amount of the Solicited Notes specified in the Signature Annex (or, if no principal amount is so stated, with respect to 100% of the Solicited Notes held of record as of the Record Date by the undersigned or credited to the undersigned’s account at DTC).

SIGNATURE ANNEX

Rental Car Finance Corp. — Consent Solicitation Statement, dated June 30, 2014

Only this signature page need be faxed or emailed in order to give your consent.  If this Consent Form is executed by the Holder, it must be executed in exactly the same manner as the name of such registered Holder appears on the Solicited Notes or in the case of a DTC Participant, as its name appears in the omnibus proxy.  If the Solicited Notes to which a Consent relates are held by two or more joint Holders, all such Holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent Form appropriate evidence of authority to execute the Consent Form. If a Consent Form is executed by a person other than the registered Holder, then it must be accompanied by a proxy duly executed by such Holder.

1.                                      The record Holder signing this Signature Annex is:

Name:

Company Name:

Participant Account Number
(in case of DTC Participant):

Contact Person:

Mailing Address:

Tax Identification Number:

Telephone:

Email address:

2.                                      The Solicited Notes with respect to which this Signature Annex relates and with respect to which you consent to the Proposed Waivers are:

Name(s) and Address(es) of Holder(s) (Please fill in exactly as such name appears on the DTC listing for the Solicited Notes with respect to which Consents are given)	Title of Issue	Aggregate Principal Amount of Solicited Notes*	Principal Amount with Respect to Which Consents are Given (Complete only if Consents relate to less than entire aggregate principal amount)*

* Unless otherwise indicated in the column labeled “Principal Amount with Respect to Which Consents are Given,” the Holder will be deemed to have consented in respect of the entire aggregate principal amount represented by the Solicited Notes indicated in the column labeled “Aggregate Principal Amount of the Solicited Notes.”

Signature of Authorized Signatory:

Name of Authorized Signatory:

Supplement to Consent Solicitation Statement
July 11, 2014

RENTAL CAR FINANCE CORP.

SERIES 2011-1

THE EXPIRATION TIME UNDER THE CONSENT SOLICITATION HAS BEEN EXTENDED TO 5:00 P.M., NEW YORK CITY TIME, ON JULY 16, 2014.

This Supplement, dated as of July 11, 2014 (this “Supplement”), extends the Expiration Time with respect to the Consent Solicitation Statement, dated as of June 30, 2014 (the “Consent Solicitation Statement”), of Rental Car Finance Corp., an Oklahoma corporation, to 5:00 P.M., New York City time, on July 16, 2014.  All capitalized terms used herein but not defined in this Supplement have the meaning ascribed to them in the Consent Solicitation Statement.

This Supplement relates to all Solicited Notes referenced in the Consent Solicitation Statement, which for convenience are restated in the following table:

Description of Securities	CUSIP	ISIN	Outstanding Principal Amount as of June 27, 2014
Series 2011-1 2.51% Rental Car Asset Backed Notes, Class A	760106 AY0 (144A) U76017 AX7 (Reg S)	US760106AY02 (144A) USU76017AX70 (Reg S)	$420,000,000
Series 2011-1 4.38%% Rental Car Asset Backed Notes, Class B	760106 AZ7 (144A) U76017 AY5 (Reg S)	US760106AZ76 (144A) USU76017AY53 (Reg S)	$80,000,000
Total:			$500,000,000

Delivery of the original Consent Form that accompanied the Consent Solicitation Statement will satisfy the consent requirements pursuant to the Consent Solicitation.  Holders who have previously delivered their Consent Forms pursuant to the Consent Solicitation are not required to take any further action.

Holders who consented prior to the date of this Supplement may, but are not required to, withdraw or revoke their Consents in accordance with the Consent Solicitation Statement on or before the Expiration Time.

THIS SUPPLEMENT CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE BENEFICIAL HOLDERS OF THE SOLICITED NOTES.  ALL DEPOSITORIES, CUSTODIANS AND OTHER INTERMEDIARIES RECEIVING THIS SUPPLEMENT ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO SUCH BENEFICIAL HOLDERS IN A TIMELY MANNER.

SUPPLEMENT TO CONSENT SOLICITATION STATEMENT

Rental Car Finance Corp.

Questions and requests for assistance or additional copies of the Consent Documents, the Indenture or the Lease may be directed to the Information Agent at the address below.  Holders should retain their Solicited Notes and not deliver any such Solicited Notes to the Tabulation Agent or the Information Agent.  Duly executed Consent Forms should be sent to the Tabulation Agent at the address provided below in accordance with the instructions set forth in the Consent Documents:

The Information Agent and Tabulation Agent for the Consent Solicitation is:

D. F. King & Co., Inc.

By Mail or Courier:	By Email:	By Facsimile (Eligible Institutions only):	By Telephone:

D.F. King & Co., Inc. 48 Wall Street 22nd Floor New York, New York 10005 United States of America Attention: Krystal Scrudato	hertz@dfking.com	(212) 709-3328	Confirmation: (212) 493-6940 Banks and Brokers: (212) 269-5550 (collect) All others: (800) 758-5880

Questions and requests for assistance may be directed to the Solicitation Agent at the address and telephone numbers set forth below.

The Solicitation Agent for the Consent Solicitation is:

Deutsche Bank Securities

By Mail or Courier:	By Telephone:

60 Wall Street, 3rd Floor New York, New York 10007 Attention: ABS Syndicate	(212) 250-4880

Delivery of the original Consent Form that accompanied the Consent Solicitation Statement will satisfy the consent requirements pursuant to the Consent Solicitation.  Holders who have previously delivered their Consent Forms pursuant to the Consent Solicitation are not required to take any further action.

Holders who consented prior to the date of this Supplement may, but are not required to, withdraw or revoke their Consents in accordance with the Consent Solicitation Statement on or before the Expiration Time.

HERTZ VEHICLE FINANCING LLC

RENTAL CAR FINANCE CORP.

CONFIRMATION OF RECEIPT OF CONSENTS

D.F. King & Co., Inc., pursuant to its authority and capacity as Tabulation Agent in connection with the Solicitation of Consents from Hertz Vehicle Financing LLC and Rental Car Finance Corp.’s Notes described below pursuant to the Consent Solicitation Statement, dated June 30, 2014, hereby confirms receipt of Consents from holders in the aggregate principal amounts listed below.

ISSUE	DESCRIPTION		POSITION	CONSENTED	% O/S
INDIVIDUAL SERIES (HVF)
SERIES 2009-2
42805RAV1 (144A)	5.29% Rental Car Asset Backed Notes	Class A-2	700,000,000	634,425,000	90.63%
42805RAX7 (144A)	5.93% Rental Car Asset Backed Notes	Class B-2	107,500,000	107,500,000	100.00%

TOTAL SERIES 2009-2:			807,500,000	741,925,000	91.68%

SERIES 2010-1
42805RAZ2 (144A)	3.74% Rental Car Asset Backed Notes	Class A-2	325,000,000	301,095,000	92.64%
42805RBA6 (144A)	4.73% Rental Car Asset Backed Notes	Class A-3	100,000,000	97,000,000	97.00%
42805RBC2 (144A)	5.70% Rental Car Asset Backed Notes	Class B-2	49,920,000	49,920,000	100.00%
42805RBD0 (144A)	6.44% Rental Car Asset Backed Notes	Class B-3	15,360,000	15,360,000	100.00%

TOTAL SERIES 2010-1:			490,280,000	463,375,000	94.51%

SERIES 2011-1
42805RBE8 (144A)	2.20% Rental Car Asset Backed Notes	Class A-1	320,000,000	314,912,000	98.41%
42805RBF5 (144A)	3.29% Rental Car Asset Backed Notes	Class A-2	200,000,000	199,345,000	99.67%
42805RBH1 (144A)	4.17% Rental Car Asset Backed Notes	Class B-1	48,000,000	48,000,000	100.00%
42805RBJ7 (144A)	4.96% Rental Car Asset Backed Notes	Class B-2	30,000,000	30,000,000	100.00%

TOTAL SERIES 2011-1:			598,000,000	592,257,000	99.04%

SERIES 2013-1
42805RBL2 (144A)	1.12% Rental Car Asset Backed Notes	Class A-1	282,750,000	280,390,000	99.17%
42805RBN8 (144A)	1.83% Rental Car Asset Backed Notes	Class A-2	543,750,000	522,910,000	96.17%
42805RBQ1 (144A)	1.86% Rental Car Asset Backed Notes	Class B-1	42,250,000	42,250,000	100.00%
42805RBS7 (144A)	2.48% Rental Car Asset Backed Notes	Class B-2	81,250,000	81,250,000	100.00%

TOTAL SERIES 2013-1:			950,000,000	926,800,000	97.56%

INDIVIDUAL SERIES (RCFC)
SERIES 2011-1
760106AY0 (144A)	2.51% Rental Car Asset Backed Notes	Class A	420,000,000	351,500,000	83.69%
760106AZ7 (144A)	4.38% Rental Car Asset Backed Notes	Class B	80,000,000	80,000,000	100.00%

TOTAL SERIES 2011-1:			500,000,000	431,500,000	86.30%

The aforementioned consents were received at or prior to 5:00 p.m., New York City time, on July 16, 2014, and such consents have not been revoked or rescinded in whole or in part and are in full force and effect as of the date hereof.

D.F. King & Co., Inc.

By:	/s/ Kristian Klein
Kristian Klein
Senior Vice President

July 16, 2014

ANNEX B

EXECUTION VERSION

WAIVER AND CONSENT

WAIVER AND CONSENT under each of the Indenture and Lease referred to below, dated as of July 18, 2014 (this “Consent”), among THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG”), RENTAL CAR FINANCE CORP., a special purpose Oklahoma corporation (“RCFC”), DTG OPERATIONS, INC., an Oklahoma corporation (“DTG Operations”), and WELLS FARGO BANK, N.A., as Series 2011-2 Noteholder (the “Series 2011-2 Noteholder”).

RECITALS

WHEREAS, RCFC is party to that certain Series 2011-2 Supplement, dated as of October 26, 2011 (as amended, supplemented or otherwise modified prior to the date hereof, the “Series 2011-2 Supplement”), to the Amended and Restated Base Indenture, dated as of February 14, 2007 (as amended, supplement, or otherwise modified prior to the date hereof, the “Base Indenture”, and together with the Series 2011-2 Supplement, the “Indenture”), each by and between RCFC and Deutsche Bank Trust Company Americas, as trustee;

WHEREAS, RCFC is party to that certain Master Motor Vehicle Lease and Servicing Agreement (Group VIII), dated as of July 28, 2011 (as amended, supplemented or otherwise modified prior to the date hereof, the “Lease”), by and among RCFC, as lessor, DTG Operations, as lessee and servicer, Hertz, as lessee, and DTAG as guarantor and master servicer;

WHEREAS, in connection with Hertz’s acquisition of DTAG, pursuant to a Performance Guaranty, dated November 20, 2012, Hertz irrevocably and unconditionally guaranteed the due and punctual performance of all of DTAG’s obligations as Guarantor and Master Servicer under the Lease;

WHEREAS, since Hertz’s acquisition of DTAG, and the consolidation of DTAG’s balance sheets and statements of earnings and cash flows with those of Hertz, DTAG’s and RCFC’s requirements to deliver annual or quarterly financial statements of DTAG under the Lease and the Base Indenture have been met through the delivery of Hertz’s annual or quarterly financial statements, as applicable;

WHEREAS, Hertz has not furnished (or caused to be furnished) the March 2014 Quarterly Financial Statements (as defined below) as of the date hereof and the failure of Hertz to furnish (or cause to be furnished) the March 2014 Quarterly Financial Statements has resulted in a Lease Event of Default under the Lease and Potential Amortization Events under the Indenture;

WHEREAS, as part of the process of completing the March 2014 Quarterly Financial Statements, Hertz will be restating its financial statements with respect to fiscal year 2011 and will be revising its financial statements with respect to fiscal years 2012 and 2013, which revisions may require a restatement of those financial statements (any such revisions or restatements, collectively, the “Restatement”);

WHEREAS, due to the Restatement, Hertz will not be furnishing, or causing any other person to furnish, any financial statements, including the March 2014 Quarterly Financial Statements, the quarterly financial statements for the fiscal quarter ending June 30, 2014 and the quarterly financial statements for the fiscal quarter ending September 30, 2014 (such financial statements for the fiscal quarters ending June 30, 2014 and September 30, 2014, the “Future THC Financial Statements”), until after it has completed its review of its financial records for fiscal years 2011, 2012 and 2013;

WHEREAS, the Restatement, together with any failure to furnish (or cause to be furnished) any of the March 2014 Quarterly Financial Statements or the Future THC Financial Statements prior to December 31, 2014, are collectively referred to herein as the “Specified Events”;

WHEREAS, Wells Fargo Bank, N.A. is the sole Series 2011-2 Noteholder;

WHEREAS, RCFC has requested that the Series 2011-2 Noteholder waive, to the extent set forth below, any potential default, default, potential amortization event, amortization event and any other similar event or condition, however described, including without limitation any Potential Lease Event of Default, Lease Event of Default, Potential Amortization Event, Amortization Event and Limited Liquidation Event of Default, in any such case, directly or indirectly arising out of or in connection with the Specified Events;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                           Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Series 2011-2 Supplement, and if not defined therein, shall have the meanings assigned to such terms in the Lease.

Section 2.                                           Waiver and Consent.

(a)                                 The Series 2011-2 Noteholder hereby waives any potential default, default, potential amortization event, amortization event and any other similar event or condition, however described, including without limitation any Potential Lease Event of Default, Lease Event of Default, Potential Amortization Event, Amortization Event and Limited Liquidation Event of Default, in any such case, directly or indirectly arising out of or in connection with the Specified Events; provided that, notwithstanding the foregoing, the Series 2011-2 Noteholder does not waive any rights to declare any Lease Events of Default or Amortization Events arising in connection with the bankruptcy of RCFC, DTAG or Hertz, or the failure by RCFC to maintain sufficient collateral or credit enhancement in accordance with the Indenture, whether or not any such events or conditions are related to, or arose directly or indirectly out of or in connection with, the Specified Events.

(b)  For the avoidance of doubt, the Series 2011-2 Noteholder does not hereby waive any Potential Lease Event of Default, Lease Event of Default, Potential Amortization Event,

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Amortization Event or Limited Liquidation Event of Default arising in connection with breaches of representations, warranties or covenants or otherwise that are, in any such case, not related to the Specified Events.

Section 3.                                           Consent Fee. In consideration for its execution of this Consent, RCFC will pay or cause to be paid to the Series 2011-2 Noteholder an aggregate cash payment of $140,000 (the “Consent Fee”).

Section 4.                                           Effectiveness of Consent.  This Consent shall become effective on the first date (such date, if any, the “Consent Effective Date”) as of which both of the following shall have occurred: (i) the Trustee shall have received a PDF copy of this Consent executed and delivered by the parties hereto and (ii) RCFC shall have paid or caused to be paid the Consent Fee to the Series 2011-2 Noteholder.

Section 5.                                           Effects on Related Documents; Acknowledgement.

(a)                                 Except as expressly set forth herein, this Consent (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Series 2011-2 Noteholder, the Collateral Agent or the Trustee under any Related Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Indenture, the Lease or in any other provision of any Related Document.  Each and every term, condition, obligation, covenant and agreement contained in the Indenture, the Lease or any other Related Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect as modified hereby and nothing herein can or may be construed as a novation thereof.  Each of Hertz, DTG Operations, DTAG and RCFC reaffirms on the Consent Effective Date its obligations under the Related Documents, in each case, to which it is a party and the validity, enforceability and perfection of the Liens, if any, granted by it pursuant to the Related Documents, in each case, to which it is a party.  All references to any Related Document in any Related Document and all references in any such document to “hereunder”, “hereof” or words of like import referring to any such document, shall, unless expressly provided otherwise, refer to such document after giving effect to the waivers set forth in this Consent.

(b)                                 For the avoidance of doubt, this Consent does not constitute an acknowledgement by any of Hertz or any of its Subsidiaries that a Restatement, if any, would result in an Amortization Event, Potential Amortization Event, Lease Event of Default, Limited Liquidation Event of Default or Potential Lease Event of Default under any Related Documents, and each of Hertz and RCFC reserves all of its rights under the Related Documents in connection therewith.

Section 6.                                           Expenses.  Hertz agrees to pay or reimburse the Series 2011-2 Noteholder for (i) all of its reasonable out-of-pocket costs and expenses incurred in connection with this Consent, any other documents prepared in connection herewith and the transactions contemplated hereby, and (ii) the reasonable fees, charges and disbursements of Latham & Watkins LLP, as counsel to the 2011-2 Noteholder.

Section 7.                                           Counterparts.  This Consent may be executed in any number of

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counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Consent by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 8.                                           Applicable Law.  THIS CONSENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS CONSENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

Section 9.                                           Headings.  The headings of this Consent are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Consent to be executed and delivered by their respective duly authorized officers as of the date first above written.

THE HERTZ CORPORATION

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Senior Vice President and Treasurer

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Assistant Treasurer

DTG OPERATIONS, INC.

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Assistant Treasurer

RENTAL CAR FINANCE CORP.

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Assistant Treasurer

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Consent to be executed and delivered by their respective duly authorized officers as of the date first above written.

WELLS FARGO BANK, N.A., as Series 2011-2 Noteholder

By:	/s/ Ruben Avilez
Name: Ruben Avilez
Title: Senior Vice President